EX-99 j(i)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 37 to the Registration Statement on Form N-1A, File No. 33-23493 of our reports dated February 5, 2003 and February 6, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Reports to Shareholders of Franklin Templeton Variable Insurance Products Trust, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
April 28, 2003